SMARTIRE SYSTEMS INC.

                                       AND

                              VANSCO ELECTRONICS LP

                 AGREEMENT FOR ELECTRONIC MANUFACTURING SERVICES

This Manufacturing Agreement ("Agreement") is entered into on November 16, 2005 (the "Effective Date") by and between SmarTire Systems Inc. ("SmarTire"), a Yukon Territory corporation, with its principal place of business at 150-13151 Vanier Place, Richmond, BC, Canada V6V 2J1 and Vansco Electronics LP ("Vansco"), a Manitoba limited partnership having its principal office at 1305 Clarence Avenue, Winnipeg, Manitoba, Canada R3T 1T4 (together, the "Parties").

Whereas;

      o Vansco is in the business of providing manufacturing services that include the custom manufacture of electronic printed circuit board assemblies and/or box level assemblies; and,

      o SmarTire is in the business of providing to its automotive and transportation industry customers technically-advanced sensing and control systems that are assembled from custom-manufactured electronic printed circuit boards and/or system level assemblies; and,

      o The parties desire to establish the terms and conditions that will apply to SmarTire's purchase of certain electronic printed circuit board assemblies and/or system level assemblies manufactured by Vansco for SmarTire.

In consideration of the foregoing and the agreements contained herein, SmarTire and Vansco hereby agree as follows:

1.    Definitions

      1.1. "Acknowledgement" is Vansco's written confirmation that it has accepted the terms of the Purchase Order from SmarTire.

      1.2. "Approved Supplier List" shall mean the list of suppliers specified by SmarTire to be used to supply Inventory listed on the bills of materials included with the Specifications.

      1.3. "Confidential Information" shall have the meaning ascribed thereto in Section 35.1 hereof.

      1.4. "Delivery Date" shall mean a date for which delivery of a Product is requested in a SmarTire Purchase Order or is otherwise mutually established by the Parties.

      1.5. "Engineering Change Order" or "ECO" shall mean the document that details a change in the Specifications and/or design of a Product.

      1.6. "Excess Inventory" shall mean those items of Inventory ordered for SmarTire which are in Vansco's or its subcontractors' possession and which quantities exceed SmarTire Purchase Order requirements on a referenced date and/or termination.

      1.7. "Forecast" shall have the meaning ascribed thereto in Section 7 hereof.

      1.8. "Intellectual Property Rights" shall mean all rights held by each party in its Products and/or Confidential Information, including, but not limited to each Party's patent rights, copyrights, trademark rights, trade secret rights, mask work rights and other intellectual property and proprietary rights anywhere in the world.

      1.9. "Inventory" shall mean raw materials, supplies, and components that comprise Products pursuant to this Agreement.

      1.10. "Non-cancelable Non-Returnable Inventory" or "NCNR Inventory" shall mean (i) Inventory listed on the bills of materials that are to be procured from suppliers that will not accept returns or cancellations once such Inventory is ordered or (ii) Inventory that may not be returned because the right of return has expired.

      1.11. "Premium Charge" shall mean the charges, in excess of the agreed to price for a Product, associated with an increase in quantity for such Product in respect of a given Purchase Order.

      1.12. "Product" shall mean the PCB Assemblies and/or Box Assemblies manufactured by Vansco for SmarTire.

      1.13. "Purchase Order" shall mean the SmarTire written authorization to manufacture, test and deliver Products to SmarTire or such
            other  destination   as  designated  on  the  Purchase  Order  such
            Purchase Order to be accepted by Vansco by its delivery of an Acknowledgment to SmarTire in accordance with the terms set forth in Section 8 hereof. The Purchase Order shall stipulate the
            Product(s),  Specifications,  Engineering   Change and/or  Revision
            level, quantity, pricing, and requested Delivery Date(s).

      1.14. "Specifications" shall mean the written specifications for the manufacture and testing of the Product including, without limitation, the current revision number, Approved Supplier List, bills of material, control plans, inspection instructions, work instructions, schematics, test instructions, and assembly drawings.

      1.15. "SmarTire  Property"  shall  have the  meaning  ascribed  thereto in
            Section  27 hereof

      1.16. "Term" shall have the meaning ascribed thereto in Section 28 hereof.

2.    Responsibilities of Vansco

During the Term, Vansco shall:

      2.1. Purchase Inventory from approved suppliers in accordance with Forecasts provided by SmarTire, and;

      2.2.  Manufacture   and  test  the   Products  in   accordance   with  the
            Specifications and Purchase Orders provided by SmarTire and accepted by Vansco pursuant to an Acknowledgment, and;

      2.3. Use its commercially reasonable efforts to ensure 100% on-time delivery in accordance with the specified and agreed to dates contained in the Purchase Order, and;

      2.4.  Maintain   compliance  with  ISO/TS16949,   ISO14001,   and  ISO9001
            certification   and  processes  based  on  where  the  Products  are
            manufactured during the Term.

      2.5. Utilize its own equipment or SmarTire Property to provide the services described herein, and;

      2.6. Ship the complete Products to the destinations specified in the Purchase Order.

      2.7. Provide, review and participate with SmarTire to ensure optimal manufacturing processes and materials are used to produce the most competitive cost of manufacturing the Products.

3.    Responsibilities of SmarTire

During the Term, SmarTire shall:

      3.1. Provide Vansco with a 6 month or longer, rolling Forecast to enable Vansco to plan the effective purchase of materials to meet such Forecasts, and;

      3.2. Provide Vansco with Purchase Orders for the manufacture and test of the Products, and;

      3.3. Provide Vansco with the Specifications, Technical Support and SmarTire Property as required to facilitate the manufacture and test of the Products.

      3.4. Provide payment to Vansco for their manufacturing and test services provided under this Agreement.

4.    Supply Agreements

Vansco and SmarTire will use commercially reasonable efforts to develop cooperative supply agreements with selected suppliers to ensure that the component pricing, quality, warranty and delivery schedules are optimized. The selected suppliers will be identified in separate supply agreements.

5.    License to Manufacture

During the Term and subject to the terms and conditions of this Agreement, SmarTire grants Vansco a non-transferable, non-assignable, non-exclusive, royalty-free limited license, to use the Specifications, software and functional test systems provided by SmarTire solely for the manufacture and testing of the Products in accordance with the terms and conditions of this Agreement ("Licensed Rights").

6.    OEM Customers

Please refer to the OEM Customers set forth in Exhibit D of this agreement.

7.    Forecasting

During the Term, SmarTire shall deliver to Vansco in writing, on a rolling monthly basis, a six (6) month (or longer), forecast, specifying the anticipated number of Products to be manufactured in each month (a "Forecast"). SmarTire shall issue each succeeding month's Forecast by the 10th calendar day of each month, or the next business day if the 10th day is a holiday or weekend. This Forecast shall serve as the authority of Vansco to plan the purchases of Inventory required to meet the deliveries specified on the Purchase Orders subject to the following:

      7.1. Vansco shall work with suppliers of the Inventory components to minimize the cost of these components based on yearly forecast volumes, and;

      7.2. Vansco shall use commercially reasonable efforts to negotiate favorable terms and delivery schedules with its suppliers and to minimize the impact of Excess Inventory.

8.    Purchase Orders.

During the Term, SmarTire shall provide Vansco with Purchase Orders in accordance with the following:

      8.1. Purchase Orders shall be provided to cover SmarTire's requirements for the Products for the next three (3) months on a rolling monthly basis, and;

      8.2. The Purchase Orders shall contain SmarTire's required date for receipt of the Product at the destination stated in the Purchase Order. Vansco shall provide an Acknowledgement to SmarTire confirming the acceptance of the Purchase order and its terms including price and delivery. If Vansco, despite its commercially reasonable efforts, does not believe that it can meet the scheduled delivery it shall negotiate the best delivery times possible, and SmarTire shall issue a revised Purchase Order to Vansco for Acceptance. The Purchase Order shall be deemed accepted by Vansco unless it is rejected in writing within five (5) business days of submission by SmarTire.

      8.3. The terms and conditions of this Agreement will prevail over any terms contained in any SmarTire Purchase Order, Acknowledgment, invoice or any other document that is not clearly an amendment to this Agreement signed by both Parties.

      8.4. SmarTire may not cancel any Purchase Orders or re-schedule the quantity of Products and/or Delivery Date within thirty (30) calendar days of the scheduled Delivery Date. SmarTire may delay all or any portions of the scheduled Product delivery upon written notification to Vansco on the following schedule:

            (a) From thirty-one (31) to sixty (60) calendar days prior to the scheduled Delivery Date, SmarTire may reschedule out not more than fifty percent (50%) of the quantity of Product to be shipped up to thirty (30) calendar days of the scheduled Delivery Date. The balance of the rescheduled Products must be shipped within thirty (30) days of the rescheduled Delivery Date.

            (b) From sixty-one (61) to ninety (90) calendar days prior to the scheduled Delivery Date, SmarTire may reschedule out up to one hundred percent (100%) of the quantity of Product to be shipped up to ninety (90) calendar days of the scheduled Delivery Date.

            (c) In the event that SmarTire desires to increase quantities of Products scheduled for delivery beyond thirty (30) calendar days of the scheduled Delivery Date; Vansco will use its commercially reasonable efforts to accommodate the desired increases. Each of the foregoing may be subject to a Premium Charge to be determined on a case-by-case basis, and subject to SmarTire's prior written approval.

      8.5.  Cancellation

            SmarTire may cancel any order, more than ninety (90) calendar days from the scheduled Delivery Date upon written notification to Vansco. Upon written notice from SmarTire, Vansco shall use its commercially reasonable efforts to:

            (a) Return Inventory for the cancelled order to the suppliers or otherwise utilize any such Inventory. In the event Vansco cannot return Inventory to the suppliers, or cannot otherwise utilize or cancel future orders, SmarTire shall pay;

                  i) Vansco's cost of all Inventories that are in Vansco' or its subcontractor's possession as of the cancellation date and are not returnable to the suppliers and SmarTire shall have title to those Inventories or,

                  ii) The supplier's restocking fees, if any, up to 20% of the cost of the Inventories for Inventories returned to the suppliers.

            (b) Cancel Vansco's order for such Inventory. SmarTire is not obligated to pay Vansco for Inventories that are returned or materials that are cancelled at no cost to Vansco.

Vansco shall provide SmarTire with documentation to support all such charges. SmarTire authorizes Vansco to bill any such costs within sixty (60) calendar days of SmarTire's notification of cancellation. Inventories that become unusable because of a SmarTire ECO shall be treated in a like manner as Inventories that become unusable because of cancellation, as noted above.

SmarTire may cancel  delivery of Products  with  written  notice at least ninety
(90) calendar days prior to the scheduled Delivery Date without cost or penalty, except for inventories on the Minimum Order Quantity List, NCNR Inventory List, and Long Lead Time Lists, which shall be treated in similar manner as Inventories that become unusable because of cancellation. Vansco shall provide SmarTire with documentation to support all such charges.

9.    Delivery

      9.1. Vansco shall use its commercially reasonable efforts to meet the shipping dates provided in the accepted Purchase Orders. Delivery of Products that do not meet the acknowledged Delivery Dates or Specifications due to Vansco's efforts will require a written corrective action to SmarTire outlining a plan for correction and the elimination of recurrence.

      9.2.  If the delays are due the responsibility of SmarTire, then:

            a) The Purchase Order shall be amended with a revised agreed to Delivery Date and there will be no penalty exercised against Vansco under the supplier rating system.

      9.3. Delivery of Products shall be to the destination provided on the Purchase Order. In the event that the Products are shipped to SmarTire's facility in Richmond, the FOB point shall be Vansco plant of manufacture. In the event that the destination is to a different end location, SmarTire and Vansco shall agree on appropriate shipping insurance, custom charges, duties, taxes or other expenses relating to transportation and delivery, all of which shall be for the sole account of SmarTire.

      9.4. Title to all Products shall pass to SmarTire upon delivery to the destination specified in the Purchase Order.

10.   Acceptance

Please refer to the Warranty Agreement set forth in Exhibit C of this agreement.

11.   End Customer Acceptance

Please refer to the Warranty Agreement set forth in Exhibit C of this agreement.

12.   Inspection by SmarTire

Upon request by SmarTire, from time to time, and with at least two (2) business days' notice and during normal business hours, Vansco will grant access to its manufacturing facilities and records to SmarTire inspectors as provided herein. Vansco shall allow such inspectors to inspect the manufacturing and quality control, testing operations, compliance procedures and records relating to the Products, as well as Inventory levels to ensure that Vansco can meet SmarTire's future orders for Products, and is otherwise satisfying its obligations under this Agreement. Vansco shall promptly implement corrective action to remedy deficiencies identified by SmarTire during such inspections or in order to comply with the Specifications and this Agreement.

13.   Inspection by SmarTire's End Customer

Any request from a SmarTire End Customer shall be processed through SmarTire with a written request to Vansco. Vansco shall grant access to its manufacturing facilities and records, etc., as set forth in Section 12, above.

14.   Electronic Interface

Vansco will use its commercially reasonable efforts to provide SmarTire information electronically on manufacturing scheduling and delivery requirements on an as needed basis.

15.   Engineering Change Order Or ECO

An ECO is required when the form, fit, or function of the design of the Product and/or Specifications are affected. Vansco agrees to promptly implement any change in the Specifications or the design of a Product reasonably requested by SmarTire pursuant to an ECO. Vansco shall provide a written response in the form of an "Engineering Change Analysis" form to SmarTire, within five (5) business days of receipt of an ECO, if such changes affect the per-unit price and/or delivery of a Product. SmarTire shall respond with a written acceptance in the form of a Purchase Order or rejection of the Vansco "Engineering Change Analysis" form within three (3) business days of receipt thereof.

16.   Repair

SmarTire may authorize Vansco to perform repair work on out-of-warranty Products. Prices for this rework must be approved in writing by SmarTire and authorized by a Purchase Order. Prices for this repair shall be determined on a case by case basis. Vansco warrants that repaired out-of-warranty Products shall be of good material and free of workmanship defects, for a period of ninety (90) days after delivery to SmarTire's designated location.

17.   Price

Price for the Products shall be as set forth in Exhibit A of this Agreement, which may change by mutual agreement in writing of the Parties hereto, provided that:

      a)    SmarTire is provided with 30 days' minimum notice, or;

      b) In the case where Vansco and SmarTire have mutually agreed to a price for a specific customer contract, no price change shall be allowed without SmarTire's consent, and the customer's consent to such price change.

18.   Cost Reduction

Vansco will use commercially reasonable efforts to implement a cost reduction strategy to reduce product price by 3% year on year. Cost reductions based on collaborative efforts will be equally shared by the parties. It is agreed by the parties that the optimum manner in achieving cost reduction is bilateral information sharing in relation to costs associated with materials, labor, equipment, and manufacturing processes.

Meetings will be held at least twice per year to review documented current costs and to discuss recommendations to reduce manufacturing costs and improvements to supply agreements (material costs).

19.   Payment

The terms of payment are NET 30 from the date of the invoice sent to SmarTire at its principal place of business.

20.   Testing Failures

SmarTire agrees to pay Vansco for assemblies or Products that are manufactured according to the Specifications, which nevertheless experience testing failure, despite the reasonable efforts of the Parties and after fifteen (15) minutes' engineering debug time per board, to resolve such failures. Vansco will maintain a list of such Products that identifies each Product and describes the mode at which it failed. This listing is to be reviewed and reconciled, at least monthly, by the Parties. In the event of such failures, both parties shall provide their commercially reasonable efforts to analyze the parts that have not passed test and take corrective actions to avoid excessive scrap situations.

21.   Production Part Approval

Vansco will provide all necessary advanced product quality planning documentation and samples to SmarTire for successful PPAP submission to SmarTire OEM Customers. This includes, but is not limited to process capability studies, process failure mode effects analysis, internal/external test reports, and process qualifications.

It is a requirement of Vansco to have its internal laboratory either accredited to or meet the intent of ISO 17025 should this lab be providing test results to customers for PPAP submission.

22.   Vansco Warranty

Please refer to the Warranty Agreement set forth in Exhibit C of this agreement.

23.   SmarTire Warranty

Please refer to the Warranty Agreement set forth in Exhibit C of this agreement.

24.   Return of Products Under Warranty

Please refer to the Warranty Agreement set forth in Exhibit C of this agreement.

25.   New Products

The Parties acknowledge and agree that SmarTire may from time to time request, in writing, the manufacture and testing of prototypes, pre-production units, test units or other similar products ("Odd Units") and Vansco shall manufacture and test the Odd Units in conformance to the Specifications and upon SmarTire's written request. Vansco assumes no liability, except for workmanship defects, for or obligation for any failure of the Odd Units due to:

            i)    fixtures,  designs or  instructions  produced  or  supplied by
                  SmarTire,
            ii)   consigned Inventory
            iii) components or other equipment from any vendor on the Approved Vendor List or
            iv)   printed  circuit  boards  or  any  other  SmarTire  designated components that are manufactured pursuant to SmarTire's specifications.

Vansco agrees to use commercially reasonable efforts to provide SmarTire with guidance in relation to manufacturing processes for the design and development of new products. This may include, but not be limited to, changes to processes to provide lean manufacturing to achieve cost targets. This guidance may also be provided for existing Product to achieve cost reduction as indicated in section 18.

26.   Excess Inventory

Vansco shall identify any Excess Inventory as a result of end-of-life of manufacturing product, or an ECO as indicated in Section 15. The Excess Inventory report will also include NCNR Inventory purchased for Product based on SmarTire Purchase Orders or Forecasts as indicated in Sections 7 and 8. SmarTire will provide payment to Vansco within 30 days' written notice of Excess Inventory and SmarTire shall then own the Excess Inventory.

27.   SmarTire Property

Any tooling and/or equipment supplied by SmarTire ("SmarTire Property") or developed or procured by Vansco at SmarTire's expense, shall remain the property of SmarTire and shall:

(i)   be clearly marked or tagged as the property of SmarTire,
(ii) be and remain personal property, and not become a fixture to real property,
(iii) be subject to inspection by SmarTire at any time,
(iv)  be used only in filling Purchase Orders from SmarTire,
(v) be kept free by Vansco of liens and encumbrances indicating Vansco as the debtor,
(vi) not be modified in any manner by Vansco without the prior written approval of SmarTire and shall be maintained by Vansco in accordance with SmarTire's Maintenance Procedures.

SmarTire shall retain all rights, title and interest in the SmarTire Property, and Vansco agrees to treat and maintain the SmarTire Property with the same degree of care as Vansco uses with respect to its own valuable equipment. Vansco shall bear all risk of loss or damage to SmarTire Property until it is returned to SmarTire, normal wear and tear excepted. Upon SmarTire's request, Vansco shall deliver all SmarTire Property to SmarTire in good condition, normal wear and tear excepted, without cost to SmarTire (exclusive of freight costs); SmarTire shall determine the manner and procedure for returning the SmarTire Property, and shall pay the corresponding freight costs. Vansco waives any legal or equitable right it may have to withhold SmarTire Property, and Vansco agrees to execute all documents, or instruments evidencing SmarTire's ownership of the SmarTire Property as SmarTire may from time to time request. Such SmarTire Property is listed on Exhibit B, which shall be revised as required.

28.   Term

Unless terminated pursuant to Section 29 or this Section 28, this Agreement shall commence upon the Effective Date and shall continue for a period of thirty six (36) months (the "Term"). The Term may be terminated by a Party upon providing the other Party with one hundred and twenty (120) calendar days' written notice of termination, with or without cause.

29.   Termination

This Agreement may be immediately terminated by either Party for cause, by written notice, upon the occurrence of any of the following events.

      (a) If the other party ceases to do business, or otherwise terminates its business operations; or

      (b) If the other party breaches any material provision of this Agreement and fails to cure such breach within sixty (60) calendar days of written notice describing the breach. The failure of Vansco to meet on-time deliveries will be considered as a material breech of this Agreement and provide grounds for termination by SmarTire, if in SmarTire's sole opinion, Vansco has not provided SmarTire with corrective action to eliminate future occurrences; or

      (c) If the other party becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other.

If this agreement is terminated based on subsection (c) then section 6 "OEM Customers" will survive provided that the requirements of section 6 are fulfilled.

30.   Effect of Termination

Upon termination of this Agreement, the obligations of either Party that exist pursuant to Sections 6, 8.4, 8.5, 19, 22 to 24 inclusive, 26, 27, 31 to 36 inclusive, 38 and 44 will survive in accordance with their terms. Notwithstanding the foregoing, Vansco shall continue to fulfill, subject to the terms of this Agreement, all Purchase Orders and ECO's accepted by it prior to the effective date of termination. Remedies for all breaches hereunder shall also survive termination of this Agreement.

31.   Liability Limitation

As the sole remedy and liability for any breach of the representations and warranties in Section 23, SmarTire agrees to indemnify Vansco and hold Vansco harmless from and against any and all claims, losses, liabilities, damages, expenses and costs (including reasonable attorney's fees and court costs)
awarded against Vansco, that result from a breach of any of these representations and warranties or incurred in the settlement or avoidance of any such claim. This indemnity shall not apply if (i) Vansco fails to give SmarTire reasonable notice of any such claim or threatened claim and such failure materially prejudices SmarTire, or (ii) SmarTire is not given the opportunity to participate in the defense or settlement or (iii) Vansco does not provide reasonable assistance to SmarTire for the defense and settlement of the claim. Furthermore, if SmarTire assumes such control, the legal fees and litigation expenses of the attorneys it designates to assume control of the litigation shall be for the sole account of SmarTire.

32.   Relationship of Parties

Vansco and SmarTire shall be deemed to be independent contractors, and this Agreement does not create a general agency, joint venture, partnership, employment relationship, or franchise between Vansco and SmarTire. Each Party assumes full responsibility for the actions and negligence of its employees, agents or other personnel assigned to perform work pursuant to this Agreement regardless of their place of work, and shall be solely responsible for payment of salary, including withholding of federal and state income taxes, social security, workers' compensation and the like.

33.   Ownership

      33.1. All Intellectual Property provided by SmarTire to Vansco relating to the manufacturing of the 200.0101 Commercial Transmitter, HP under this Agreement shall be the sole property of SmarTire.

      33.2. All Intellectual Property provided by Vansco to SmarTire relating to the manufacturing the 200.0153 J1939 Receiver Module developed under this agreement shall be the sole property of Vansco unless SmarTire exercises its rights related to Manufacturing of the Receiver Module as indicated in the Development Agreement dated 12-September-2003.

34.   Dispute Resolution

      34.1. Binding Arbitration

      Except as to any claims arising under Section 35 (Confidentiality) as to which equitable relief would be the appropriate remedy, any controversy or claim between the Parties hereto arising out of this Agreement shall be settled by binding arbitration in accordance with the rules of the British Columbia International Commercial Arbitration (BCICAC) in effect as of the Effective Date, or alternatively, any other mutually acceptable method of alternative dispute resolution. The arbitration shall be conducted in Vancouver, British Columbia, before an arbitrator from the BCICAC or such other arbitration service as the parties may, by mutual agreement, select. In the event of a disagreement as to the selection of an arbitrator, the BCICAC or such other arbitration service as the parties have, by mutual agreement, selected shall select the arbitrator. The arbitration award will be final and binding and may be enforced in any court of competent jurisdiction. Each party shall pay one-half (1/2) of the cost of arbitration.

      34.2. Attorney's Fees.

      The substantially prevailing Party in any legal action or proceeding to enforce this Agreement shall be entitled to reasonable attorneys' fees, costs and expenses except that, as provided in 32, each party shall pay one-half (1/2) the cost of arbitration incurred in connection with such proceeding or the enforcement of the Agreement, in addition to any other relief to which such prevailing party may be entitled.

35.   Confidentiality

      35.1. SmarTire Confidential Information.

      Information of SmarTire including, but not limited to, trade secrets, know-how, inventions (whether patentable or not), ideas, improvements, materials, data, specifications, drawings, processes, results, and formulae and all other business, technical and financial information ("Confidential Information") shall be the confidential information of SmarTire. In particular, but without limitation, the Specifications, software, functional test systems, testing processes and Product components delivered to Vansco by SmarTire shall be the Confidential Information of SmarTire. Vansco shall, at all times, both during the Term and for a period of two (2) years after any termination of this Agreement, keep in confidence as a fiduciary all of SmarTire's Confidential
      Information received by it. Vansco shall not use the Confidential Information of SmarTire other than as expressly permitted under the terms of this Agreement or by a separate written agreement. Vansco shall take reasonable steps to prevent unauthorized disclosure or use of SmarTire's Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons. Vansco shall not disclose Confidential Information of SmarTire to any person or entity other than its officers, employees, consultants and subsidiaries who need access to such Confidential Information in order to perform its obligations under this Agreement and who have entered into written confidentiality agreements which protect the Confidential Information of SmarTire.

      35.2. Exception to Confidential Information

      Information that is in or (through no improper action or inaction of Vansco or any affiliate, agent or employee) enters the public domain shall not be Confidential Information hereunder. Without granting any right or license, the Parties agree that the obligations set forth in Section 35.1 above, shall not apply to the extent that Confidential Information includes information which (i) was rightfully in its possession or known by it prior to receipt from the disclosing Party, or (ii) was rightfully disclosed to it by another person without restriction, or (iii) developed independently by either Party without use of the other Party's Confidential Information, or (iv) is disclosed pursuant to the requirement of a court, or other governmental body, provided the receiving Party provides notice of such court order to the disclosing Party to enable the disclosing Party to seek a protective order or otherwise prevent or restrict such disclosure.

36.   Equitable Relief

Each party acknowledges and agrees that due to the unique nature of the Confidential Information, there can be no adequate remedy at law for any breach of the obligations under Section 35 and that such breach may allow Vansco or third Parties to unfairly compete with SmarTire resulting in irreparable harm to SmarTire. Therefore, upon any such breach or threat of breach, SmarTire shall be entitled to appropriate equitable relief in addition to whatever remedies it has at law. Vansco agrees to notify SmarTire in writing immediately upon learning of any unauthorized release or breach of its obligation of nondisclosure hereunder.

37.   Force Majeure

Neither Party shall be liable for its failure to perform any obligations under this Agreement if such performance is prevented or delayed due to fires, floods, earthquakes, wars, military or police actions, Acts of God, governmental laws or regulations or any other similar circumstance beyond the control of the Parties.

38.   Governing Law

This Agreement shall in all respects be governed by and constructed in accordance with the laws of the Province of British Columbia, Canada. The remedies set forth in this Agreement are cumulative and not exclusive and are in addition to any other rights and remedies in law or equity which might be available to the parties.

39.   Assignability

Vansco shall not assign its rights or delegate its obligations under this Agreement, in whole or in part, including by operation of law, without SmarTire's prior written consent, provided however, that Vansco may assign this Agreement to an affiliate or to a related entity.

40.   Amendment and Waiver

Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in any particular instance and either retroactively or prospectively) only with the written consent of an officer of each Party. However, it is the intention of the Parties that this Agreement be controlling over additional or different terms of any Purchase Order, confirmation, invoice or similar document, even if accepted in writing by both Parties.

41.   Notice

Notices under this Agreement shall be sufficient only if personally delivered by a major rapid delivery courier service or mailed by certified or registered mail, return receipt requested to a Party at its address first set forth herein or as amended by notice pursuant to this subsection. If not received sooner, notice by mail shall be deemed received five (5) days after deposit in the Canadian mail.

42.   No Waiver

No waiver of any term or condition of this Agreement will be valid or binding on either Party unless the same will have been mutually assented to in writing by an officer of each Party. The failure of either Party to enforce at any time any of the provisions of the Agreement, or the failure to require at any time performance by the other Party of any of the provisions of this Agreement, will in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of either Party to enforce each and every such provision thereafter.

43.   Severability

If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

44.   Entire Agreement

THIS AGREEMENT, INCLUDING THE SCHEDULES, SETS FORTH THE ENTIRE AGREEMENT AND UNDERSTANDING OF THE PARTIES RELATING TO THE SUBJECT MATTER HEREIN AND SUPERSEDES ALL PRIOR DISCUSSIONS BETWEEN THEM.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SMARTIRE SYSTEMS INC.                              VANSCO ELECTRONICS LP, by its
                                                   general partner, VANSCO
                                                   ELECTRONICS GENERAL PARTNER
                                                   INC.

Signature: /s/ Al Kozak                            Signature: /s/ Andre Granger
          -------------                                      ------------------
Print Name: Al Kozak                               Print Name: Andre Granger

Title: President/CEO                               Title: Vice President, Sales
                                                          and Marketing

Date: November 16, 2005                            Date: November 16, 2005